Exhibit 4.12

EXECUTION COPY

$50,000,000

BASELINE OIL & GAS CORP.

14% Senior Subordinated Convertible Secured Notes due 2013

REGISTRATION RIGHTS AGREEMENT

October 1, 2007

JEFFERIES & COMPANY, INC.

520 Madison Avenue

12th Floor

New York, New York 10022

Ladies and Gentlemen:

Baseline Oil & Gas Corp., a Nevada corporation (the “Company”), proposes to issue and sell to the Initial Purchasers (as hereinafter defined), upon the terms set forth in the Purchase Agreement (as hereinafter defined), (i) $50,000,000 aggregate principal amount (each, together with the related guarantees an “Initial Note” and, collectively, the “Initial Notes”) of 14.00% Senior Subordinated Convertible Secured Notes of the Company due 2013 and (ii) an option to purchase up to $7,500,000 aggregate principal amount of additional Notes (each an “Optional Additional Note” and, collectively, the “Optional Additional Notes” and, together with the related guarantees thereon, the “Optional Additional Securities”). The Initial Notes and, if and to the extent issued, the Optional Additional Notes, are collectively called the “Convertible Notes”. The Convertible Notes will be in certain circumstances convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”).

The Notes and the Underlying Securities are collectively referred to as “Offered Securities” and each is referred to singularly as an “Offered Security”. Pursuant to the terms of the Indenture (as hereinafter defined) and the Convertible Notes, interest on the Convertible Notes is payable in cash or, if no default under the Indenture has occurred and is continuing, then the Company may elect to make payments of interest in additional Notes in a principal amount equal to such interest amount (each a “PIK Additional Note” and, collectively, the “PIK Additional Notes” and, together with the guarantees thereon, the “PIK Additional Securities”). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Convertible Notes (including, without limitation, the Initial Purchaser), as follows:

1. Definitions.

(a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

“Additional Interest” has the meaning assigned thereto in Section 8(a) hereof.

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Conversion Price” has the meaning assigned thereto in the Indenture.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning assigned thereto in Section 2(a) hereof.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Electing Holder” has the meaning assigned thereto in Section 3(a)(iv) hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“First Closing Date” has the meaning assigned thereto in the Purchase Agreement.

“Guarantors” means all future domestic restricted subsidiaries of the Company that guarantee the obligations of the Company under the Convertible Notes and the Indenture.

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Indenture” means the Indenture, dated as of October 1, 2007, by and among the Company and The Bank of New York, as Trustee, as amended and supplemented from time to time in accordance with its terms, pursuant to which the Convertible Notes are being issued.

“Initial Purchasers” means Jefferies & Company, Inc.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“NASD Rules” means the rules of the National Association of Securities Dealers, Inc., as amended from time to time.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus, any free writing prospectus relating thereto and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A (or any successor provision thereto) under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company or the Guarantors under the Exchange Act and incorporated by reference therein.

“Purchase Agreement” means the Purchase Agreement, dated as of September 17, 2007, by and among the Initial Purchasers and the Company relating to the Offered Securities.

“Registrable Securities” means all or any portion of the Offered Securities issued from time to time under the Indenture, all or any PIK Additional Securities that may be issued in the future pursuant to the terms of the Convertible Notes and the Indenture and the Shares issuable upon conversion of such Convertible Notes; provided, however, that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

“Registration Default” has the meaning assigned thereto in Section 8(a) hereof.

“Reset Threshold” has the meaning assigned thereto in the Indenture.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” means a Selling Stockholder Questionnaire substantially in the form attached as Annex A to the Convertible Notes Final Offering Circular.

“Shares” means the shares of Common Stock issuable upon conversion of the Convertible Notes.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company and the Guarantors pursuant to the provisions of Section 2 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement

“Suspension Period” has the meaning assigned thereto in Section 2(c) hereof.

“Transfer Restricted Security” means each Offered Security, each PIK Additional Security and each Share issuable upon conversion thereof until the earliest to occur of (i) the date on which such Offered Security, PIK Additional Security or Share has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Offered Security, PIK Additional Security or Share may be distributed by the Holder thereof to the public pursuant to Rule 144(k) (or any successor provision thereto) under the Securities Act.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

“Underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

(b) Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, the Shares shall be treated as representing the principal amount of Convertible Notes that was surrendered for conversion or exchange in order to receive such number of Shares.

2. Shelf Registration.

(a) The Company shall (and shall cause each Guarantor to), no later than 90 calendar days following the date on which the Initial Purchaser purchases the Convertible Notes pursuant to the First Closing Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective under the Securities Act no later than 180 calendar days following the First Closing Date (the “Effective Date”); provided, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

(b) The Company shall (and shall cause each Guarantor to):

(i) use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of (1) the registered sale of all Registrable Securities registered under the Shelf Registration Statement pursuant to the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) (or any successor provision thereto) of the Securities Act with respect to all Registrable Securities held by persons that are not Affiliates of the Company and the Guarantors; and (3) two years from the Effective Date such Shelf Registration Statement is declared effective (such period being referred to herein as the “Effectiveness Period”);

(ii) after the Effective Date of the Shelf Registration Statement, promptly upon the request of any Holder of Registrable Securities that is not then an Electing Holder, take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Selling Stockholder Questionnaire to the Company in accordance with Section 3(a)(ii) hereof; and

(iii) if at any time the Convertible Notes, pursuant to Article 4 of the Indenture, are convertible into securities other than the Shares, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Convertible Notes may then be convertible into such securities.

The Company shall be deemed not to have used all commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company or the Guarantors voluntarily take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of paragraph 3(j) below or (B) permitted pursuant to Section 2(c) below.

(c) The Company may suspend the use of the Prospectus, without incurring or accruing any Additional Interest pursuant to Section 8 hereof, for a period not to exceed 30 calendar days in any 90-day period or an aggregate of 60 days in any 12-month period, (each, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company‘s obligations hereunder), including without limitation the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension and the Company promptly thereafter complies with the requirements of Section 3(j) hereof.

3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

(a)(i) Not less than 30 calendar days prior to the Effective Date of the Shelf Registration Statement, the Company shall (and shall cause each Guarantor to) mail the Selling Stockholder Questionnaire to the Holders of Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Date, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Selling Stockholder Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Selling Stockholder Questionnaire is first mailed to such Holders to return a completed and signed Selling Stockholder Questionnaire to the Company.

(ii) After the Effective Date of the Shelf Registration Statement, the Company shall (and shall cause each Guarantor to), upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Selling Stockholder Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Selling Stockholder Questionnaire to the Company. If a Selling Stockholder Questionnaire is delivered to the Company during the periods specified in Section 2(c) hereof, the Company shall not be obligated to take action to name the Holder delivering such Selling Stockholder Questionnaire as a selling security holder in the Shelf Registration Statement until the termination of such period.

(iii) After the Effective Date, upon receipt of any completed Selling Stockholder Questionnaire, together with such other information as the Company may reasonably request from a Holder, the Company will use its reasonable best efforts to amend the Shelf Registration Statement or supplements to the related Prospectus as are necessary to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities, subject to its right to suspend the use of the Prospectus pursuant to Section 2(c) hereof; provided that the Company will not be required to file a post-effective amendment more than one time in any calendar quarter for all such Holders.

(iv) The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Selling Stockholder Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

(b) Upon request by an Electing Holder, the Company shall (and shall cause each Guarantor to) furnish to each Electing Holder, prior to the Effective Date, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to such Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use all commercially reasonable efforts to reflect in each such document, at the Effective Date or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose.

(c) The Company shall (and shall cause each Guarantor to) promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective Rules and Regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement and any amendment or supplement to such Prospectus does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company shall (and shall cause each Guarantor to) promptly advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:

(i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made, and which advice need not specify the nature of the event giving rise to such suspension).

(e) The Company shall (and shall cause each Guarantor to) use all commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(f) The Company shall (and shall cause each Guarantor to) furnish to each Electing Holder who so requests, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

(g) The Company shall (and shall cause each Guarantor to), during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during the periods specified in Section 2(c) hereof or during the continuance of any event or the existence of any state of facts described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

(h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (and shall cause each Guarantor to) (i) register or qualify and cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company or the Guarantors be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h), (B) file any general consent to service of process in any jurisdiction where any of them is not then so subject or (C) take any action which would subject it to material taxation in any such jurisdiction where it is not then so subjected.

(i) Unless any Registrable Securities shall be in book-entry only form, the Company shall (and shall cause each Guarantor to) cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

(j) Upon the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above during the Effectiveness Period, the Company shall (subject to its right to suspend the use of the Prospectus pursuant to Section 2(c) hereof) and shall cause each Guarantor to promptly prepare and furnish, at the Company‘s expense, a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document with the Commission so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company and the Guarantors notify the Electing Holders of the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Electing Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made (or, in the event that the Company exercises its suspension rights under Section 2(c) hereof, until the end of the suspension period).

(k) Not later than the Effective Date of the Shelf Registration Statement, the Company shall (and shall cause each Guarantor to) provide separate CUSIP numbers for all of the Registrable Securities that are debt securities that are restricted and freely transferable.

(l) The Company shall (and shall cause each Guarantor to) use all commercially reasonable efforts to comply with all applicable Rules and Regulations, and the Company shall make generally available to its securityholders as soon as reasonably practicable, but in any event not later than twelve months after (i) the effective date (as defined in Rule 158(c) (or any successor provision thereto) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) (or any successor provision thereto) of the Securities Act and the Rules and Regulations of the Commission thereunder (including, at the option of the Company, Rule 158 (or any successor provision thereto)).

(m) Not later than the Effective Date of the Shelf Registration Statement, the Company shall (and shall cause each Guarantor to) cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall (and shall cause each Guarantor to) cooperate with the Trustee under the Indenture and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall (and shall cause each Guarantor to) execute, and shall use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall (and shall cause each Guarantor to) appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) In the event of an underwritten-offering conducted pursuant to Section 6 hereof, the Company shall (and shall cause each Guarantor to), if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company or the Guarantors are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(o) The Company shall (and shall cause each Guarantor to) enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

(p) The Company shall (and shall cause each Guarantor to):

(i)(A) make reasonably available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Electing Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company‘s and the Guarantors’ and their subsidiaries‘ officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents obtained hereunder shall be used by such Electing Holders and any such underwriter, attorney, accountant or agent, only to exercise their due diligence responsibility and shall be kept confidential, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company‘s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties;

(ii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action and make such representations and warranties to the Electing Holders participating in such underwritten offering and to the underwriters, in form, substance and scope as are customarily made by the Company and the Guarantors to underwriters in primary underwritten offerings of equity and convertible debt securities and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to, the underwriters) addressed to each Electing Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by such Electing Holders and underwriters (it being agreed that the matters to be covered by such opinion letters shall include, without limitation, negative assurance that, as of the date of the opinion and as of the time of sale and the Effective Date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, neither the Shelf Registration Statement nor the time of sale information or Prospectus, including the documents incorporated by reference therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Prospectus, in light of the circumstances in which they were made) or necessary to make the statements therein not misleading;

(iv) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company and its predecessor (and, if necessary from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(v) in connection with any underwritten offering conducted pursuant to Section 6 hereof, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the underwriters, if any, including, without limitation, certificates to evidence compliance with Section 3(j) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company or any of the Guarantors.

(q) The Company will cause the Shares to be quoted or listed on the OTC Bulletin Board or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Date of the Shelf Registration Statement hereunder.

(r) In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(l) (or any successor provision thereto) of the NASD Rules) of the Company or the Guarantors or has a “conflict of interest” (as defined in Rule 2720(b)(7) (or any successor provision thereto) of the NASD Rules) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) (or any successor provision thereto) of the NASD Rules) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price and yield of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

(s) The Company shall (and shall cause each Guarantor to) use all commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

4. Registration Expenses. Except as otherwise provided in Section 3 hereof, the Company shall (and shall cause each Guarantor to) bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2, 3, 6 and 7 hereof, and shall bear or reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel, who shall be selected by a majority of all Electing Holders, to act as counsel therefore in connection therewith. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

5. Indemnification and Contribution.

(a) Indemnification by the Company. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall (and shall cause each Guarantor to) indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective directors, officers, employees and agents and each person, if any, who controls them within the meaning of Section 15 (or any successor provision thereto) of the Securities Act or Section 20 (or any successor provision thereto) of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any loss, claim, damage, liability or expense (or actions in respect thereof), to which such Indemnified Person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein, or furnished by the Company or the Guarantors to any Indemnified Person, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and to reimburse the Indemnified Person for any legal or other expense reasonably incurred by the Indemnified Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent (but only to the extent) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, the Indemnified Person expressly for use in the Shelf Registration Statement or Prospectus, or any amendment or supplement thereto. The indemnity agreement set forth in this Section 5(a) shall be in addition to any liabilities that the Company may otherwise have to the Indemnified Persons.

(b) Indemnification by the Electing Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the, inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, officers, employees and agents and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 (or any successor provision thereto) of the Securities Act or Section 20 (or any successor provision thereto) of the Exchange Act, against any loss, claim, damage, liability or expense (or actions in respect thereof), as incurred, to which the Company and the Guarantors, or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Shelf Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein; and to reimburse the Company and the Guarantors, or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Company and the Guarantors, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 5(b) shall be in addition to any liabilities that any Electing Holder or underwriter, selling agent or other securities professional which facilitates the disposition of the Registrable Securities may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5 to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any such indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the indemnified parties who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. An indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding reflected without its written consent, which shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff; the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other from the sale of Transfer Restricted Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) (or any successor provision thereto) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(e) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(f) Notwithstanding any other provision of this Section 5, in no event will any (1) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

(g) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

6. Underwritten Offering. Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least 33-1/3% in aggregate principal amount of the Registrable Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such aggregate principal amount of such Registrable Securities shall be included in such offering, and provided further that the Company shall not be obligated to cooperate with more than two underwritten offerings during the Effectiveness Period. Upon receipt of such a request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering, provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder’s Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder is not then an Electing Holder, such Holder returns a completed and signed Selling Stockholder Questionnaire to the Company in accordance with Section 3(a)(ii) hereof within a reasonable amount of time before such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 4 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 60 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

7. Subsequent Offerings. On or prior to six months after the Effective Date of the Shelf Registration Statement, so long as not prohibited by the Securities Act or the Exchange Act, the Company will be required to seek commitments from Holders (the “Converting Holders”) to sell their Common Stock underlying the Convertible Notes on an as converted basis to purchasers other than the Company or its restricted subsidiaries (the “New Holders”); provided that such commitments shall, in the aggregate, be no less than $10.0 million and no greater than $25.0 million aggregate principal amount of the then outstanding Convertible Notes under the Indenture. Within 30 days of obtaining such commitments, the Company will participate in a customary “road-show” relating to the Common Stock. Immediately prior to or concurrently with the closing of the purchase of the Common Stock by the New Holders from the Converting Holders, the Converting Holders shall convert their Notes at a conversion price equal to the lesser of (x) the then existing Conversion Price and (y) a 10% discount to the price at which the New Holders agree to purchase the Common Stock. In no event, shall the Company be required to sell Common Stock at a price below the Reset Threshold, as adjusted for all anti-dilution events occurring prior to the offering described in this paragraph.

8. Additional Interest.

(a) Subject to the Company‘s right to suspend the effectiveness permitted by Section 2(c) hereof, if (i) on or prior to the 90th day following the First Closing Date, a Shelf Registration Statement has not been filed with the Commission, (ii) on or prior to the 180th day following the First Closing Date, such Shelf Registration Statement has not become effective or (iii) the Shelf Registration has become effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities for any reason and the number of days for which the Shelf Registration shall not be effective or usable exceeds the Suspension Period (each, a “Registration Default”), the Company shall be required to pay additional interest (“Additional Interest”) on Transfer Restricted Securities that are Convertible Notes, from and including the day following such Registration Default until but excluding the date on which such Shelf Registration Statement is either so filed, has become effective or an amended Shelf Registration Statement becomes effective and usable, as applicable, at a rate equal to 0.25% per annum to and including the 90th day following such Registration Default. The amount of Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.0% per annum. Upon the cure of all Registration Defaults then continuing, the accrual of Additional Interest will automatically cease.

(b) Notwithstanding the foregoing, Additional Interest shall not accrue under clause (a)(iii) above after expiration of the Effectiveness Period or with respect to any Holder that (i) does not submit a properly completed Selling Stockholder Questionnaire and (ii) is not named as a selling securityholder in the Shelf Registration Statement. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is not effective or is unusable.

(c) Any amounts to be paid as Additional Interest pursuant to paragraphs (a) or (b) of this Section 8 shall be paid by the Company on the next scheduled Interest Payment Date (as defined in the Indenture), following the date of such Registration Default, to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes (as defined in the Indenture) by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. For the avoidance of doubt, in no event will Additional Interest accrue on any Shares.

(d) Except as provided in Section 8 hereof, the Additional Interest as set forth in this Section 8 shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default. In no event shall the Company be required to pay Additional Interest in excess of the applicable maximum amount of 1.0% per annum set forth above, regardless of whether one or multiple Registration Defaults exist.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not entered into, and none of the Company or any of the Guarantors will enter into after the date hereof, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company‘s and each of the Guarantors’ other issued and outstanding securities under any such agreements.

(b) Rules 144 and 144A. The Company shall (and shall cause each of the Guarantors to) use its commercial reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company and the Guarantors are not required to file such reports, the Company will, upon the request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Offered Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Offered Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(c) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 8 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction. The parties agree that the sole monetary damages for a violation of the terms of this Agreement with respect to which additional interest is expressly provided shall be such additional interest.

(d) Amendments and Waivers. This Agreement, including this Section 9(d), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 9(d), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery: (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 9(e), which address initially is the address set forth under the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company or any of the Guarantors, initially at the Company‘s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 9(e).

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture, at the address specified in the Indenture.

(f) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities, including, without limitation, and without the need for an express assignment, subsequent Holders and the indemnified persons referred to in Section 5 hereof. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(j) FORUM AND WAIVER OF JURY TRIAL. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASERS AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(l) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

BASELINE OIL & GAS CORP.

By:	/s/ Thomas Kaetzer
Name: Thomas Kaetzer
Title: Chief Executive Officer

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.

By:	/s/ Richard A. Goldenberg
Name: Richard A. Goldenberg
Title: Managing Director